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Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

THE SHERIDAN GROUP, INC.
(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1659314 (I.R.S. employer identification no.)

Capital City Press, Inc.
(Exact name of obligor as specified in its charter)

Vermont (State or other jurisdiction of incorporation or organization)	03-0110230 (I.R.S. employer identification no.)

Dartmouth Journal Services, Inc.
(Exact name of obligor as specified in its charter)

New Hampshire (State or other jurisdiction of incorporation or organization)	30-0074345 (I.R.S. employer identification no.)

Dartmouth Printing Company
(Exact name of obligor as specified in its charter)

New Hampshire (State or other jurisdiction of incorporation or organization)	02-0124642 (I.R.S. employer identification no.)

Sheridan Books, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1545725 (I.R.S. employer identification no.)

The Dingley Press, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4550331 (I.R.S. employer identification no.)

The Sheridan Group Holding Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1614162 (I.R.S. employer identification no.)

The Sheridan Press, Inc.
(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-0858752 (I.R.S. employer identification no.)

United Litho, Inc.
(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1891776 (I.R.S. employer identification no.)
11311 McCormick Road, Suite 260 Hunt Valley, Maryland (Address of principal executive offices)	21031-1437 (Zip code)

10 1/4% Senior Secured Notes due 2011
(Title of the indenture securities)

1.     General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

        Yes.

2.     Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.   List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

2

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of October, 2004.

THE BANK OF NEW YORK
By:	/s/ KISHA A. HOLDER
	Name:	KISHA A. HOLDER
	Title:	ASSISTANT VICE PRESIDENT

3

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,954,963
Interest-bearing balances	10,036,895
Securities:
Held-to-maturity securities	1,437,899
Available-for-sale securities	20,505,806
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	5,482,900
Securities purchased under agreements to resell	838,105
Loans and lease financing receivables:
Loans and leases held for sale	48,034
Loans and leases, net of unearned income	38,299,913
LESS: Allowance for loan and lease losses	594,926
Loans and leases, net of unearned income and allowance	37,704,987
Trading Assets	2,986,727
Premises and fixed assets (including capitalized leases)	957,249
Other real estate owned	374
Investments in unconsolidated subsidiaries and associated companies	246,280
Customers' liability to this bank on acceptances outstanding	251,948
Intangible assets
Goodwill	2,699,812
Other intangible assets	755,311
Other assets	7,629,093

Total assets	$94,536,383

LIABILITIES
Deposits:
In domestic offices	$36,481,716
Noninterest-bearing	15,636,690
Interest-bearing	20,845,026
In foreign offices, Edge and Agreement subsidiaries, and IBFs	25,163,274
Noninterest-bearing	413,981
Interest-bearing	24,749,293
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	898,340
Securities sold under agreements to repurchase	721,016
Trading liabilities	2,377,862
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	10,475,320
Not applicable
Bank's liability on acceptances executed and outstanding	254,569
Subordinated notes and debentures	2,422,807
Other liabilities	7,321,226

Total liabilities	$86,116,130

Minority interest in consolidated subsidiaries	139,967
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,082,308
Retained earnings	5,118,989
Accumulated other comprehensive income	(56,295)
Other equity capital components	0
Total equity capital	8,280,286

Total liabilities, minority interest, and equity capital	$94,536,383

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors

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SIGNATURE
  EXHIBIT 7